UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

On December 22, 2005 CNL Income Properties, Inc. filed a Form 8-K disclosing its acquisition of the Gatlinburg Sky Lift in Gatlinburg, Tennessee. The Form 8-K is hereby amended to include the required financial information.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired	Page

Gatlinburg Skylift, LLC

Unaudited Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

Unaudited Balance Sheets	F-1

Unaudited Statements of Operations	F-2

Unaudited Statements of Cash Flows	F-3

Notes to Unaudited Financial Statements	F-4

Balance Sheets as of December 31, 2004 and 2003 and the related Statements of Operations, Parent’s Investment Account, and Cash Flows for the years ended December 31, 2004, 2003, and 2002

Independent Auditor’s Report	F-5

Balance Sheets	F-6

Statements of Operations	F-7

Statement of Parent’s Investment Account	F-8

Statements of Cash Flows	F-9

Notes to Financial Statements	F-10

(b) Pro Forma Financial Information

CNL Income Properties, Inc.

Unaudited Pro Forma Consolidated Financial Information	F-17

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005	F-18

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2005	F-19

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004	F-20

Notes to Unaudited Pro Forma Consolidated Financial Statements	F-21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President and Interim Chief Executive Officer

GATLINBURG SKYLIFT, LLC

UNAUDITED BALANCE SHEETS

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,107	$137,804
Other	2,017	—

	53,124	137,804

RESORT FACILITIES AND EQUIPMENT, net	128,237	131,772

LOAN FEES, net	—	60,155

Total assets	$181,361	$329,731

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$135,358	$209,966
Current portion of senior debt	—	1,899,996

Total current liabilities	135,358	2,109,962

SENIOR DEBT, net of current portion	—	6,966,672

PARENT’S INVESTMENT ACCOUNT	46,003	(8,746,903)

	$181,361	$329,731

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2005	2004
REVENUES	$3,579,766	$3,532,863

OPERATING EXPENSE
Resort operating expenses	1,150,756	1,151,737
Sales and marketing	10,245	20,279
Depreciation and amortization	66,414	42,651

Total operating expenses	1,227,415	1,214,667

OTHER EXPENSE
Interest	(461,988)	(225,365)

NET INCOME	$1,890,363	$2,092,831

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$1,890,363	$2,092,831
Adjustment to reconcile net income to net cash flows from operating activities
Depreciation and amortization	66,414	42,651
Change in operating assets and liabilities:
Other current assets	(2,017)	(299)
Accounts payable and accrued liabilities	(74,608)	130,047

	1,880,152	2,265,230

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(2,724)	(15,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(8,866,668)	(940,646)
Borrowings on senior debt	—	2,752,552
Loan fees	—	(25,500)
Investment from (disbursements to) Parent, net	6,902,543	(4,069,280)

	(1,964,125)	(2,282,874)

CHANGE IN CASH AND CASH EQUIVALENTS	(86,697)	(33,449)

CASH AND CASH EQUIVALENTS
Beginning of year	137,804	92,855

End of year	$51,107	$59,406

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$461,988	$225,365

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheets as of December 31, 2004 and 2003, and the related statements of income, stockholder’s equity and accumulated other comprehensive income (loss), and cash flows for the years ended December 31, 2004, 2003 and 2002. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Gatlinburg Skylift, LLC

We have audited the accompanying balance sheets of Gatlinburg Skylift, LLC (the Company), as of December 31, 2004 and 2003, and the related statements of operations, Parent’s investment account, and cash flows for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gatlinburg Skylift, LLC as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP
Moss Adams LLP

Seattle, Washington
November 18, 2005

GATLINBURG SKYLIFT, LLC

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,804	$92,855

RESORT FACILITIES AND EQUIPMENT, net	131,772	124,374

LOAN FEES, net	60,155	84,013

Total assets	$329,731	$301,242

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$209,966	$101,919
Current portion of senior debt	1,899,996	1,173,469

Total current liabilities	2,109,962	1,275,388

SENIOR DEBT, net of current portion	6,966,672	6,356,292

PARENT’S INVESTMENT ACCOUNT	(8,746,903)	(7,330,438)

	$329,731	$301,242

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
REVENUES	$4,697,466	$4,477,830	$4,236,834

OPERATING EXPENSE
Resort operating expenses	1,616,297	1,495,584	1,397,426
Sales and marketing	7,716	10,581	2,697
Depreciation and amortization	58,130	52,523	79,088

Total operating expenses	1,682,143	1,558,688	1,479,211

OTHER EXPENSE
Interest	(335,804)	(277,372)	(79,168)

NET INCOME	$2,679,519	$2,641,770	$2,678,455

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENT OF PARENT’S INVESTMENT ACCOUNT

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

BALANCE, December 31, 2001	$194,820

Net Income	2,678,455
Disbursements to Parent, net	(9,830,953)

BALANCE, December 31, 2002	(6,957,678)

Net Income	2,641,770
Disbursements to Parent, net	(3,014,530)

BALANCE, December 31, 2003	(7,330,438)

Net Income	2,679,519
Disbursements to Parent, net	(4,095,984)

BALANCE, December 31, 2004	$(8,746,903)

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$2,679,519	$2,641,770	$2,678,455
Adjustment to reconcile net income to net cash flows from operating activities
Depreciation and amortization	58,130	52,523	79,088
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	108,047	58,850	(3,077)

	2,845,696	2,753,143	2,754,466

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(15,842)	(14,742)	(594)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(1,415,645)	(1,228,749)	(267,858)
Borrowings on senior debt	2,752,552	1,526,367	7,500,000
Loan fees	(25,828)	(24,561)	(175,972)
Disbursements to Parent, net	(4,095,984)	(3,014,530)	(9,830,953)

	(2,784,905)	(2,741,473)	(2,774,783)

CHANGE IN CASH AND CASH EQUIVALENTS	44,949	(3,072)	(20,911)

CASH AND CASH EQUIVALENTS
Beginning of year	92,855	95,927	116,838

End of year	$137,804	$92,855	$95,927

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$336,316	$274,700	$79,168

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 1 - Organization of Business

Gatlinburg Skylift, LLC (“Gatlinburg” or the “Company”) is an organization operating in the resort and recreation industry. Gatlinburg owns and operates a year-round sightseeing chairlift in Gatlinburg, Tennessee and its operations consist primarily of ticket sales and concessions operations. Gatlinburg is a limited liability corporation for federal income tax purposes and its year end is December 31. Gatlinburg was formed as a Michigan Limited Liability Company on January 1, 2001 and certain assets, liabilities and operations relating to the Gatlinburg operations which were previously included as a division of Boyne USA were transferred to the newly formed subsidiary. The limited liability corporation was established with an indefinite life.

Gatlinburg Skylift, LLC is a wholly owned subsidiary of Boyne USA, Inc., (“Boyne USA” or the “Parent”) and effectively continues to operate as a division for internal and external financial reporting purposes. Boyne USA, through is wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management.

The accompanying carve-out financial statements of Gatlinburg have been prepared on a historical cost basis, including such basis from the books and records of the Parent, on the basis of established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies utilized by the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Gatlinburg had been operated as a stand alone entity. Management believes the allocation estimates and judgments made in preparing these financial statements were reasonable.

Generally, in order to reflect all of the Gatlinburg’s costs of operations and related assets and liabilities, the financial statements would reflect the pushdown of items such as assets, liabilities, expenses and costs associated with the related operations of Gatlinburg which are carried on the books of the Parent. For purposes of these financial statements, management has determined that no such allocations are necessary and all appropriate assets, liabilities, expenses and costs are properly reflected on the books and records of Gatlinburg for the periods presented. Specifically, there has been no allocation of corporate general and administrative expenses as management does not believe the operations of Gatlinburg in comparison to the Parent and its wholly owned subsidiaries should result in such allocation for the years presented. It is possible that such allocations would be made in prior years and it is possible that in the event Gatlinburg was operated as a stand alone entity certain incremental costs would be incurred.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 1 - Organization of Business (Continued)

Because Gatlinburg was operated as a division of the Parent prior to January 1, 2001 and was not a distinct legal entity, there is no customary equity or capital accounts. In addition, because no allocations were recorded in prior years, a retained earnings amount is not determinable.

Note 2 - Significant Accounting Policies

Seasonality - A significant portion of Gatlinburg’s operations are seasonal in nature and, as is typical in the resort and recreation industry, results of operations can be significantly influenced by weather and general economic conditions. Abnormally cool weather or extended winter conditions can materially affect revenues and impact gross margins.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Resort Facilities and Equipment - Resort facilities and equipment are stated at cost. Renewals and refurbishments which extend asset useful lives are capitalized while normal repair and maintenance expenditures are charged to expense as incurred.

Depreciation - Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (40 years for buildings and improvements, 12 to 40 years for machinery and equipment, 7 to 10 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 2 - Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Loan Fees - Loan fees are amortized over the life of the respective loan agreements, net of accumulated amortization.

Parent’s Investment Account - Since the operations of Gatlinburg was included as a division of the Parent prior to January 1, 2001, and was not a distinct legal entity, there are no customary equity and capital accounts included in these carve-out financial statements. Instead, the Parent company investment account is maintained to account for all inter-unit transactions as described in Note 1. The Parent company investment is comprised of accumulated net income, allocations from the Parent, advances of loan proceeds to the Parent and cash distributions made to the Parent.

Revenue Recognition - Revenues are primarily derived from scenic lift ticket sales which are recognized when the related resort services are utilized, generally at the point of sale. Other revenues are recognized when earned.

Income Taxes - Gatlinburg Skylift, LLC is a Limited Liability Company. Entities treated as Limited Liability Companies (LLC’s) pass their taxable income and losses and tax credits, if any, directly to the members for inclusion in the respective tax returns. Because the Parent is a Sub-S Corporation, and therefore also not subject to federal income taxes as its taxable income and losses are also passed directly to its shareholders, no provision for income taxes is provided herein, nor has any been allocated in the periods presented.

Advertising Expenses - The costs of advertising and promotion are expensed as incurred. The Company incurred approximately $7,716, $10,581 and $2,697 in advertising costs during 2004, 2003 and 2002, respectively.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 2 - Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

In December 2003, the issued Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), rescinded the accounting guidance contained in SAB 101, “Revenue Recognition in Financial Statements,” and incorporated the body of previously issued guidance related to multiple-element revenue arrangements. The Company’s adoption of SAB 104 did not have an impact on its financial statements.

In July 2004, the FASB issued EITF Issue No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock” (“EITF 02-14”). EITF 02-14 requires application of the equity method of accounting when an investor is able to exert significant influence over operating and financial policies of an investee through ownership of common stock or in-substance common stock. EITF 02-14 is effective for reporting periods beginning after September 15, 2004. The adoption of EITF 02-14 will not have a significant impact on the Company’s financial position or results of operations.

Note 3 - Resort Facilities and Equipment

	2004	2003
Buildings and improvements	$97,347	$94,372
Machinery and equipment	192,412	180,941
Furniture and fixtures	21,024	19,627

	310,783	294,940
Less accumulated depreciation	179,011	170,566

	$131,772	$124,374

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 4 - Loan Fees

In connection with its senior debt agreement the Company was required to pay certain loan fees. The loan fees are being amortized over the life of the loan. Accumulated amortization at December 31, 2004 and 2003 amounts to $104,764 and $55,078, respectively. The Company recognized loan fee amortization expense of $49,686, $45,534, $9,544 in 2004, 2003 and 2002, respectively. Amortization expense expected to be recognized during the years 2005 to 2009 will be approximately $12,000 per year.

Note 5 - Senior Debt

At December 31, 2004 the Company has a note payable to a financial institution amounting to $8,866,668. The note matures on August 20, 2009 and is due in monthly installments amounting to $158,333 of principal, plus interest at an annual rate of 5.25%. The note is secured by all of the Company’s assets and is guaranteed by the shareholders of the Parent. The current portion due as of December 31, 2004 amounts to $1,899,996.

At December 31, 2003 the Company had a note payable amounting to $7,529,761 due to the same financial institution which was amended during August 2004. Under the terms of the August 2004 amendment of the note payable, the principal amount outstanding was increased to $9,500,000, resulting in increased advances of $2,752,552. In addition, the maturity date was extended from April 2008 to August 2009 and the interest rate was changed from a variable rate equal to the prime rate, to the 5.25% fixed rate. The additional proceeds received under the note were advanced to the Company’s Parent.

During 2002 the Company entered into a $7,500,000 note payable with a financial institution. The note was amended during April 2003, which resulted in additional advances of $1,526,367 under the agreement. The additional proceeds received under the note were advanced to the Company’s Parent. This note was subsequently amended during August 2004 as noted above.

Future minimum principal payments due under the note payable are as follows for years ending December 31:

2005	$1,899,996
2006	1,899,996
2007	1,899,996
2008	1,899,996
2009	1,266,684

$8,866,668

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 6 - Related Party Transactions

The Company, Boyne USA and related subsidiaries, advance funds and pay expenses on behalf of each other. Additionally, the Company distributes substantially all available cash, including proceeds from senior debt, to its Parent. Such advances and payments are included as components of the Parent’s Investment Account. Certain expenses paid on behalf of the Company by the Parent are offset against disbursements and advances and therefore are included in the Parent’s Investment Account balance.

During the years ended December 31, 2004, 2003 and 2002, the Company made net advances to the Parent of $4,095,984, $3,014,530, and $9,830,953, respectively.

The shareholders of the Parent have guaranteed the note payable, see Note 5.

The Company has certain casualty insurance through a captive insurance company which is a subsidiary of the Parent. During the years ended December 31, 2004, 2003 and 2002, the Company paid insurance premiums which are included in resort operating expenses of $56,993, $38,420 and $48,453, respectively.

Note 7 - Commitments, Contingencies and Other Matters

Operating Lease - The Company operates on land under an operating lease in Gatlinburg, Tennessee. The terms of the lease call for lease payments of 15% of gross sales. Rent expense under this lease for 2004, 2003 and 2002 amounted to approximately $687,202, $671,674 and $635,535, respectively.

State and Local Taxes - From time to time the Company may have certain overdue and delinquent state and local taxes which may subject the Company to increased interest and penalties during future periods or limit the use of such properties.

Litigation - From time to time the Company is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Company from any potential material loss. As a result, management believes that the ultimate resolution of any known or unknown claims will not have a material adverse effect on the financial statements of the Company.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 8 - Subsequent Events

In August of 2005, Boyne USA entered into a non-binding letter of intent with CNL Income Properties, Inc., “CNL,” whereby CNL will acquire the assets and leasehold interests of Gatlinburg Skylift, LLC for approximately $20.0 million. In conjunction with the transaction, Boyne USA will enter into an operating lease for the same assets acquired by CNL for a minimum term of 20-years, subject to certain early buy-out provisions and lease term extensions.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the transactions described in Notes (c) and (d) had occurred on September 30, 2005.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the nine months ended September 30, 2005 and the year ended December 31, 2004 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2004.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS

Real estate investment properties	$—	$50,760,800	(d)	$50,760,800
Investment in unconsolidated entities	123,519,064	39,775,265	(c)	163,294,329
Cash	85,501,095	1,658,439	(b)	—
		(38,296,334	)(c)
		(48,863,200	)(d)
Distributions receivable from unconsolidated entities	3,693,484	—		3,693,484
Due from unconsolidated entities	606,617	—		606,617
Note receivable	3,000,000	—		3,000,000
Deferred offering costs	6,669,802	—		6,669,802
Prepaid expenses and other assets	3,745,796	56,538	(b)	425,803
		(1,478,931	)(c)
		(1,897,600	)(d)

Total Assets	$226,735,858	$1,714,977		$228,450,835

LIABILITIES AND STOCKHOLDERS’ EQUITY

Line of credit	$2,784,299	$—		$2,784,299
Accounts payable and accrued expenses	1,312,561	—		1,312,561
Due to affiliates	10,312,742	—		10,312,742

Total Liabilities	14,409,602	—		14,409,602

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share
One billion shares authorized at September 30, 2005, 24,884,414 shares issued and outstanding (historical) 25,072,873 shares issued and outstanding (pro forma basis)	248,844	1,885	(b)	250,729
Capital in excess of par value	215,365,296	1,713,092	(b)	217,078,388
Accumulated distributions in excess of net income	(3,287,884)	—		(3,287,884)

	212,326,256	1,714,977		214,041,233

Total Liabilities and Stockholders’ Equity	$226,735,858	$1,714,977		$228,450,835

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$—	$4,805,722	(2)	$5,463,472
		657,750	(3)
FF&E reserve income	—	603,255	(4)	603,255

	—	6,066,727		6,066,727

Expenses:
General and administrative	1,755,042	—		1,755,042
Asset management fees to advisor	1,802,145	1,312,013	(5)	3,114,158
Land lease and permit expense	—	657,750	(3)	657,750
Depreciation and amortization	—	1,367,010	(6)	1,367,010

	3,557,187	3,336,773		6,893,960

Operating income (loss)	(3,557,187)	2,729,954		(827,233)

Other income:
Interest income	800,612	(800,612	)(7)	—
Interest expense and loan cost amortization	(44,163)	—		(44,163)

Equity in earnings of unconsolidated entities	7,461,670	1,230,685	(8)	10,298,278
		1,797,100	(9)
		(191,177	)(11)

Total other income	8,218,119	2,035,996		10,254,115

Net income	$4,660,932	$4,765,950		$9,426,882

Earnings (Loss) Per Share of Common Stock (Basic and Diluted)	$0.29			$0.38

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	15,944,406		(12)	25,072,873

See accompanying notes to unaudited pro forma consolidated financial statement

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$—	$6,407,629	(2)	$7,284,629
		877,000	(3)
FF&E reserve income	—	804,339	(4)	804,339

	—	8,088,968		8,088,968

Expenses:
General and administrative	1,259,119	—		1,259,119
Organization costs	21,351	—		21,351
Asset management fees to advisor	—	4,152,211	(5)	4,152,211
Land lease and permit expenses	—	877,000	(3)	877,000
Depreciation and amortization	—	1,822,680	(6)	1,822,680

	1,280,470	6,851,891		8,132,361

Operating income (loss)	(1,280,470)	1,237,077		(43,393)

Other income:
Interest income	378,741	(378,741)	(7)	—
Equity in earnings of unconsolidated entities	218,466	1,891,172	(8)	14,442,216
		8,018,803	(9)
		5,130,885	(10)
		(817,110)	(11)

Total other income	597,207	13,845,009		14,442,216

Net income (loss)	$(683,263)	$15,082,086		$14,398,823

Earnings (Loss) Per Share of Common Stock
(Basic and Diluted)	$(0.17)			$0.57

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)	4,075,979		(12)	25,072,873

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of September 30, 2005.

(b)	Represents the receipt of approximately $1.9 million in additional gross offering proceeds from the sale of 188,459 shares and the payment of selling commissions of $122,498 (6.5% of gross proceeds) and marketing support fees of $47,115 (2.5% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the payment and capitalization of additional acquisition fees of $56,538 (3.0% of gross proceeds). The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (c) and (d).

(c)	On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”), both of which were previously owned and operated by Great Wolf. The Great Wolf Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million. The Company initially contributed approximately $80.0 million to the GW Partnership for a 70% partnership interest in connection with the transaction and Great Wolf holds the remaining 30% interest in the partnership.

The GW Partnership expects to obtain debt financing on the properties up to $63.0 million (approximately 55.0% of the combined value of the properties) in the first quarter of 2006 from a third-party lender, at which time the partners will receive a proportionate distribution of proceeds such that the partnership interests will remain at 30% held by Great Wolf and 70% by the Company, resulting in net contributions by the Company to the GW Partnership of approximately $36.1 million excluding transaction costs and acquisition fees. The loan is expected to have a seven year term with payments of interest only for the first three years and an interest rate of approximately 6.0%.

The pro forma adjustment reflects the Company’s investment in the GW Partnership of approximately $39.8 million, including $36.1 million in net cash contributions to the venture, closing costs of approximately $900,000, debt acquisition fees of approximately $1.3 million and the reclassification of certain acquisition fees and costs of approximately $1.5 million that were previously capitalized in other assets.

The venture was evaluated in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46”) and it was determined that the Company is not the primary beneficiary due to the greater variability of expected cash flows, rights and obligations retained by Great Wolf and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for the investments under the equity method of accounting.

(d)	On November 10, 2005, the Company entered into an agreement with Boyne USA, Inc. (“Boyne USA”) to acquire and leaseback two real estate properties: Cypress Mountain, a ski resort in British Columbia and the Gatlinburg Sky Lift, a scenic chairlift attraction in Gatlinburg, Tennessee. The Company will own 100.0% of the properties, including improvements and leasehold interests for a total purchase price of approximately $47.5 million and estimated closing costs of approximately $1.4 million. Boyne USA is expected to lease the properties on a triple-net lease basis for a term of 20 years with four five-year renewal options, and will continue to operate both properties. On December 22, 2005, the Company acquired the Gatlinburg Sky Lift, and it is expected that the Cypress Mountain ski area will be acquired in the first quarter of 2006. The pro forma adjustment includes the acquisition of the two real estate properties and the reclassification of certain acquisition fees and costs of approximately $1.9 million that were previously capitalized in other assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet (Continued):

The following is a preliminary allocation of purchase price to the assets acquired at the two properties. Depreciation will be computed using the straight-line method of accounting over the estimated useful lives of the related assets.

Property	Assets	Purchase Price	Estimated Useful Life	Annual Depreciation Expense
Gatlinburg Ski Lift	Leasehold interest	$19,247,200	46 years	$418,417
	Buildings & improvements	157,600	39 years	4,041
	Furniture, fixtures & equipment	1,133,400	7 years	161,914

	Total	$20,538,200		$584,372

Cypress Mountain	Permit rights	$18,707,000	28 years	$668,107
	Buildings & improvements	1,316,900	20 years	65,845
	Ski lifts	7,339,400	20 years	366,970
	Furniture, fixtures & equipment	961,700	7 years	137,386

	Total	$28,325,000		$1,238,308

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Represents rental income generated from the Cypress and Gatlinburg properties discussed in Note (d) above. The minimum annual rent under the triple net leases is equal to 10.25% of the purchase price plus acquisition costs, increasing 25 basis points annually to a maximum of 13.0% and straight-lined over the 20 year expected lease term. Additional percentage rent due under the lease is initially based on 3.0% of gross revenues at Gatlinburg and 9% of gross revenues over $10 million at Cypress. The historical audited revenues of the properties were used to estimate the additional percentage rent due under the leases for the pro forma periods presented.

(3)	The Gatlinburg Sky Lift operates on land under an operating lease with annual rent expense equal to approximately 15.0% of gross sales. The Cypress Mountain ski area operates on land owned by the Canadian Provincial Government under a Special Park Use Permit with annual fees of approximately 2.0% of revenues. Both the lease payments and permit fees are paid by the tenants under the triple-net leases discussed in Note (2).

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	FF&E reserve income represents capital that is set aside by the tenants for capital expenditure purposes only. Pursuant to the sublease agreements, tenants shall transfer 5.0% of gross revenue to an established account at a financial institution until the reserve accounts reach $500,000 per property, after which time the tenants can contribute the lesser of 5.0% or the amount required to maintain the reserve account at $500,000. The Company has exclusive rights to and ownership of the account.

(5)	Represents asset management fees associated with owning interests in real estate, including the Company’s proportionate share of properties owned through its unconsolidated entities. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus dated April 18, 2005. The pro forma adjustments include asset management fees for all properties acquired or pending acquisition as if the acquisitions had occurred at the beginning of the pro forma periods presented.

(6)	Represents depreciation expense on the two real estate properties, Gatlinburg Sky Lift and Cypress Mountain ski area described in Note (d) above.

(7)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties described in Notes (c) and (d).

(8)	The pro forma adjustment represents the Company’s equity in earnings generated from the unconsolidated GW Partnership as described in Note (c) above. The following estimated operating results of the Great Wolf Properties and equity in earnings of the Company are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	September 30, 2005	December 31, 2004
Revenues (hotel operations) (i)	$29,606,570	$38,905,024
Hotel operating expenses (i)	(10,892,055)	(13,502,400)
Other property operating costs (i)	(8,987,849)	(11,535,143)
Management & license fees (ii)	(2,072,460)	(2,723,352)
Depreciation and amortization (iii)	(3,449,119)	(4,598,825)
Interest expense including loan cost amortization of $47,250 and $63,000, respectively (iv)	(2,882,723)	(3,843,630)

Pro forma net income of the properties	$1,322,364	$2,701,674

Allocation of income (loss) to:
Great Wolf	$91,679	$810,502

The Company	$1,230,685	$1,891,172

FOOTNOTES:

i.	Amounts for the pro forma period ended December 31, 2004 are derived from the audited combined statement of operations for the period beginning January 1, 2004 and ended December 20, 2004. Amounts for the pro forma period ended September 30, 2005 are derived from the unaudited combined statement of operations for the nine months ended September 30, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

ii.	A subsidiary of Great Wolf continues to operate the Great Wolf Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third-party.
iii.	Depreciation and amortization of long-lived assets is based on a preliminary allocation of the base purchase price of the Properties of $114.5 million and estimated closing costs.
iv.	Interest expense is based on the debt financing on the properties up to $63.0 million expected to be obtained through a third-party lender for a term of seven years with the current locked interest rate of 6.001%.

The allocation of profits and losses to the venture partners of the GW Partnership are based on the equity ownership percentages of the respective partners. The distribution of cash flows is distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(9)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The DMC Partnership was evaluated in accordance with FIN 46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interest in the DMC Partnership under the equity method of accounting. The DMC Partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance and the Company receives an annual preferred return on its investment. Accordingly, the Company has reflected its equity in earnings of the partnership under the HLBV method of accounting.

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	September 30, 2005	December 31, 2004
Revenue (net rental revenues under triple-net leases)	$18,223,455	$24,298,000
Depreciation and amortization	(5,415,587)	(7,220,783)
Interest expense including loan cost amortization of $113,069 and $150,758, respectively	(7,236,079)	(9,648,105)

Pro forma net income of the DMC Property and IFGC	$5,571,789	$7,429,112

Allocation of income (loss) to:
DMC	$(442,314)	$(589,691)

The Company	$6,014,103	$8,018,803
Less: amount recognized in historical results	(4,217,003)	—

Net pro forma income adjustment	$1,797,100	$8,018,803

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(10)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired prior to December 31, 2004 as follows:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing retail and commercial real estate properties located in and around various ski and golf resort villages through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest for an aggregate purchase price of approximately $30.3 million excluding transaction costs. The Trust was funded with mezzanine loans totaling approximately $11.2 million, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loan obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the existing in-place leases with the multiple tenants at the Canadian Properties.

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”) from Intrawest for an aggregate purchase price of $80.6 million excluding transaction costs. The Intrawest Partnership borrowed $45.0 million under temporary bridge financing to fund the acquisition of the U.S. Properties. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans with Sun Life Assurance Company of Canada in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and the CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentages as specified in the partnership agreement. The Company records its share of equity in earnings of the entities using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

The following estimated operating results of the properties owned through the Intrawest Partnership and Trust and the related allocation of profits and losses to the partners are presented as if the investment had been made on January 1, 2004:

Revenues (in excess of certain expenses) (i)	$11,127,698
Depreciation and amortization	(5,568,053)
Property management fee	(451,655)
Interest expense including loan cost amortization of $64,058	(4,296,828)

Pro forma net income of properties owned by unconsolidated entities	$811,162

Allocation of income (loss) to:
Intrawest	$(4,538,189)

The Company	$5,349,351
Less: amount recognized in historical results	(218,466)

Net pro forma income adjustment	$5,130,885

FOOTNOTES:

i.	The estimated rental income and related operating expenses for the Canadian and U.S. Properties is derived from the actual operating results during the period in which the properties were owned by the Intrawest Partnership and Trust.

(11)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor in connection with the Company’s unconsolidated investments. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(12)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions described in Notes (c), (d), (8), (9) and (10) above at the beginning of the Pro Forma Periods and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.